Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Pain Therapeutics, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-68118 and 333-41660) on Form S-8 of Pain Therapeutics, Inc. of our report dated March 1, 2002, with respect to the statements of operations, stockholders’ equity (deficit), and cash flows, for the year ended December 31, 2001, which report appears in the December 31, 2003, annual report on Form 10-K of Pain Therapeutics, Inc.

/s/    KPMG LLP

San Francisco, California

March 10, 2004